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                                                                    Exhibit 21
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                     SUBSIDIARIES OF PACIFIC TELESIS GROUP

Name                                            State of Incorporation
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Pacific Bell                                    California

Pacific Bell Directory                          California

Pacific Bell Information Services               California

Pacific Bell Mobile Services                    California

Pacific Bell Internet Services                  California

Pacific Bell Network Integration                California

Nevada Bell                                     Nevada

Pacific Telesis Mobile Services                 California

Pacific Bell Communications                     California

Pacific Telesis Enterprises                     California

Pacific Telesis Enhanced Services               California

Pacific Telesis Interactive Media               California

Pacific Telesis Video Services                  California

Cross Country Wireless Inc.                     Delaware

Pacific Telesis Wireless Broadband Services     California

Telesis Technologies Laboratory, Inc.           California

PacTel Capital Resources                        California

PacTel Capital Funding                          California

PacTel Re Insurance Company, Inc.               Hawaii

Pacific Telesis - Washington                    California